Exhibit 99.1

Lindblad Expeditions Holdings, Inc. Announces Closing of Warrant Exchange Offer

NEW YORK, July 17, 2019 /PRNewswire/ — Lindblad Expeditions Holdings, Inc. (NASDAQ: LIND; the "Company" or "Lindblad") today announced the closing of its previously announced warrant Exchange Offer and Consent Solicitation relating to certain of its outstanding Warrants. The offering period and related Consent Solicitation expired at 11:59 p.m. Eastern Daylight Time on July 12, 2019.

Under the terms of the Exchange Offer, each holder of Lindblad's warrants to purchase one share of common stock for a purchase price of $11.50, subject to adjustments (the "Warrants"), had the opportunity to receive 0.385 shares of common stock, par value $0.0001 per share, of the Company for each Warrant tendered by the holder and exchanged pursuant to the Exchange Offer. As of the closing of the Exchange Offer on July 17, 2019, 9,935,000 outstanding Warrants, or approximately 98.5% of the outstanding Warrants, were properly tendered and not withdrawn in the Exchange Offer. Pursuant to the terms of the Exchange Offer, the Company issued 3,824,959 shares of common stock in exchange for such Warrants.

In addition, pursuant to the Consent Solicitation, the Company received the approval of approximately 98.5% of the outstanding Warrants to amend the warrant agreement relating to the Warrants, which exceeds the majority vote required to amend the warrant agreement. The amendment to the warrant agreement provides the Company with the right to require the holders of Warrants not tendered in the Exchange Offer to exchange their Warrants for common stock of the Company at an exchange ratio of 0.36575 shares of common stock for each Warrant. The Company plans to exercise such right to exchange any remaining outstanding Warrants at an exchange ratio of 0.36575 shares of common stock for each Warrant. The Company has fixed the date for such exchange as August 1, 2019.

About Lindblad Expeditions Holdings, Inc.

Lindblad Expeditions Holdings, Inc. is an expedition travel company that focuses on ship-based voyages through its Lindblad Expeditions brand and on land-based travel through its subsidiary, Natural Habitat Adventures, an adventure travel and ecotourism company with a focus on responsible nature travel.

Lindblad Expeditions works in partnership with National Geographic to inspire people to explore and care about the planet. The organizations work in tandem to produce innovative marine expedition programs and to promote conservation and sustainable tourism around the world. The partnership's educationally oriented voyages allow guests to interact with and learn from leading scientists, naturalists and researchers while discovering stunning natural environments, above and below the sea, through state-of-the-art exploration tools.

Natural Habitat partners with the World Wildlife Fund to offer and promote conservation and sustainable travel that directly protects nature. Natural Habitat's adventures include polar bear tours in Churchill, Canada, Alaskan grizzly bear adventures and African safaris.

Forward looking statements

Certain matters discussed in this press release are "forward-looking statements." These forward-looking statements include the Company's financial projections and may also generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe the Company's financial guidance or future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) changes adversely affecting the business in which the Company is engaged; (ii) management of the Company's growth and its ability to execute on its planned growth; (iii) general economic conditions; (iv) the Company's business strategy and plans; (v) unscheduled disruptions in the Company's business due to weather events, mechanical failures, or other events; (vi) compliance with laws and regulations; (vii) compliance with the financial and/or operating covenants in the Company's credit agreements; (viii) adverse publicity regarding the cruise industry in general; (ix) loss of business due to competition; (x) the result of future financing efforts; (xi) the inability to meet revenue and Adjusted EBITDA projections; (xii) delays and costs overruns with respect to the construction and delivery of newly constructed vessels; and (xiii) those risks described in the Company's filings with the SEC. Stockholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and except as required by law the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect the Company's performance may be found in its filings with the SEC, which are available at http://www.sec.gov.